Exhibit 99.1

April 28, 2015

To the Members of the Board of

LightTouch Vein & Laser, Inc.

Dear Gentlemen of the Board:

This letter shall serve as notice that effective April 28, 2015, I hereby resign from my position as director of LightTouch Vein & Laser, Inc. (the “Company”), and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Ed Bailey
Ed Bailey